Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com   EXHIBIT 99.1  NEWS RELEASE    FOR IMMEDIATE RELEASE  Simpson Manufacturing Co., Inc. Announces Executive Officer Updates    Pleasanton, CA – December 28, 2022 – Simpson Manufacturing Co., Inc. (the “Company”)  (NYSE: SSD), an industry leader in engineered structural connectors and building solutions,  today announced its executive officers, effective January 1, 2023 following the appointment of  Michael Olosky to President and Chief Executive Officer as part of a planned leadership  succession.     In addition to Mr. Olosky, as President and CEO, the executive officers of the Company, or its  designated subsidiaries, as of January 1, 2023, will be as follows:   Brian Magstadt will continue to serve as Chief Financial Officer and Treasurer.   Kevin Swartzendruber will continue to serve as Senior Vice President, Finance.   Roger Dankel, who previously served as President of North American Sales, Simpson  Strong‐Tie Company Inc., will serve as Executive Vice President, North American Sales.   Jeremy Gilstrap, who previously served as Vice President, Branch Manager (Stockton)  Simpson Strong‐Tie Company Inc., will serve as Executive Vice President, Innovation.   Phil Burton, who previously served as Vice President, Branch Manager (McKinney)  Simpson Strong‐Tie Company Inc., will serve as Executive Vice President, North America.   Michael Andersen, who previously served as Vice President, European Operations, will  serve as Executive Vice President, Europe.   Jennifer Lutz, who previously served as Vice President, Human Resources Simpson  Strong‐Tie Company Inc., will serve as Executive Vice President, Human Resources.

Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com About Simpson Manufacturing Co., Inc.   Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its  subsidiaries, including Simpson Strong‐Tie Company Inc., designs, engineers and is a leading  manufacturer of wood construction products, including connectors, truss plates, fastening  systems, fasteners and shear walls, and concrete construction products, including adhesives,  specialty chemicals, mechanical anchors, powder actuated tools and reinforcing fiber materials.  The Company primarily supplies its building product solutions to both the residential and  commercial markets in North America and Europe. The Company's common stock trades on the  New York Stock Exchange under the symbol "SSD."    CONTACT:     Addo Investor Relations  investor.relations@strongtie.com    (310) 829‐5400